SUB-ITEM 77Q(1)(a)

Artio Global Investment Funds

The By-Laws of the Artio Global Investment Funds amended and restated as of January 31, 2012 are incorporated by reference to Post-Effective Amendment No. 58 to the Registration Statement filed on Form Type 485BPOS on February 28, 2012 (Accession No. 0000930413-12-001166).